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                                                                   Exhibit 10.14


                              EMPLOYMENT AGREEMENT
                             WITH
                                  ------------------
                                 JANUARY 3, 2001

     The parties, to this Employment Agreement (this "Agreement") are Allegheny Energy Supply LLC, a Delaware limited liability company ("Company"), and
             (the "Employee"). The Employee is currently employed by Merrill
------------
Lynch Capital Services, Inc. ("Merrill Lynch") as a member of the Global Energy Markets business unit ("Global Energy Markets"). The Company and its parent, Allegheny Energy Inc. ("Parent"), have entered into an asset contribution and purchase agreement, dated on or about of January 2, 2001 (the "Purchase Agreement") with Merrill Lynch & Co., Inc. and Merrill Lynch (collectively, "ML") pursuant to which the Company will purchase the business and assets of Global Energy Markets and Global Energy Markets shall become a division of the Company (the "Trading Division"). The Company desires to ensure itself of the services of the Employee as of and following the Closing Date (as defined in the Purchase Agreement) and the Employee desires to accept such employment on the terms and conditions set forth in this Agreement.

     Accordingly, the parties, intending to be legally bound, agree as follows:

          1. Employment and Term. The Company offers to employ the Employee as a in the Trading Division, and the Employee accepts that employment
----------
with the Company, for the Term set forth below. The term of the Employee's employment under this Agreement (the "Term") shall commence as of the Closing Date (the "Commencement Date") and end on the second anniversary of that date, subject .to extension of the Term as set forth in the immediately following sentence or earlier expiration .of the Term as provided in Section 4. Unless either the Company or the Employee provides notice to the other of non-renewal not later than 90 days prior to the scheduled expiration of the Term-as then in effect, the Term shall be extended for-an additional period of one year, and the preceding clause of this sentence shall again apply with respect to each subsequent extension of the Term.

          2. Duties. The Employee shall report to and perform such duties as may be assigned from time to time by the President of the Trading Division (the "President") and/or such other senior executives of the Trading Division as the President may designate. The Employee shall perform his or her duties at the Trading Division's offices in New York, New York, reasonable periods of travel for business purposes excepted. The Employee shall devote his or her best efforts to promote the Trading Division's interests, and he or she shall perform his or her duties and responsibilities faithfully, diligently and to the best of his or her ability, consistent with sound business practices. The Employee shall devote his or her full working time to the business and affairs of the Trading Division. Nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for engaging in charitable and community activities and managing his or her personal investments; provided, that such activities do not; in the good faith determination of the President, interfere in any material respect with the regular performance of his or her duties and responsibilities under this Agreement.

          3. Base Salary. During the Term, the Company shall pay the Employee a
base salary (the "Base Salary") at an annual rate not less than $           .
                                                                 -----------

          The Base Salary shall be payable in accordance with the Company's regular payroll practices (but no less frequently than monthly). During the Term, Employee's Base Salary shall not be reduced.

          4. Incentive Compensation. During the Term, the Employee shall be entitled to receive incentive compensation (a "Bonus") in such amounts and times as the Board of Directors of the Company (the "Board"), after consultation with the President, may determine in its discretion to award to the Employee under any incentive compensation or other bonus plan or plans for senior executives of the Company as may be established by the Company from time to time (collectively, the "Employee Bonus Plan"). It is anticipated that any Employee Bonus Plan would make the payment and amount of any Bonus conditioned upon the Company attaining certain financial and other performance goals and .the Employee meeting certain individual performance goals (some of .which could be subjective in nature). Notwithstanding the foregoing, the Employee shall be paid
a Bonus of at least $            for any calendar year during the Term (the
                     -----------
"Minimum Bonus"). Any such Bonus will be paid no later than March 15 of the year immediately following the year for which it is earned.

          5. Employee Benefits and Expense Reimbursement. During the Term, the Employee shall be entitled to participate in and receive benefits as a senior executive under and subject to the terms and conditions of all of the Parent's employee benefit plans, programs and arrangements, as they may be duly amended, terminated, approved or adopted by the Board from time to time, as more fully outlined on Exhibit A attached hereto. During the Term, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement, provided that such expenses are properly accounted for and are in accordance with the policies and practices for senior executives in effect from time to time as established by the Board.

          6. Membership Interest Options. On the Commencement Date, the Company shall grant the Employee an option to acquire membership interests in the Company which represent % of the outstanding membership interests of the Company
on     the date of grant (calculated on a fully diluted basis and after taking
   ---
into account all options granted by the Company and any equity granted or to be granted to ML as contemplated by the Purchase Agreement) under such terms and conditions as set forth on Exhibit B attached hereto.

          7. Covenants of the Employee. In order to induce the Company to enter into this Agreement, the Employee hereby covenants and agrees as follows:

          (a) Assignment. The Employee irrevocably assigns to the Company, or to any party designated by the Company, his or her entire right; title and. interest in all Developments that are made, conceived, or developed by the Employee, in whole or in part, alone or jointly with others, within the scope of his or her affiliation with the Company. Such assignment shall include, without limitation, all Intellectual Property Rights in such Developments. "Developments" shall mean all discoveries, inventions, designs, improvements, enhancements, ideas, concepts; techniques, know-how, software, documentation or other works of authorship, whether or not copyrightable or patentable, related to any business or technology that has been developed or is under development by the Company. "Intellectual Property Rights" shall mean all forms of intellectual property rights and protections that may be obtained for, or may pertain to, the Confidential Information (as defined in Section 6(e)) and Developments and may include without limitation all right, title and interest in and to (i) all letters patent and all filed, pending or potential applications for letters

                                        2

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patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed;
(ii) all trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, Federal law and laws of foreign countries; (iii) all mask works, copyrights other literary property or author's rights, whether or not protected by copyright or as a mask work, under common law, state law, Federal law and laws of foreign countries; and (iv) all proprietary indicia, trademarks, tradenames, symbols, logos and/or brand names under common law, state law, Federal law and laws of foreign countries.

          (b) Records. All papers, books and records of every kind and description relating to the business and affairs of the Company, or any of its affiliates, whether or not prepared by the Employee, other than personal notes prepared by or at the direction of the Employee, shall be the sole and exclusive property of the Company, and the Employee shall surrender them to the Company immediately upon expiration of the Term and at any time upon request by the Board.

          (c) Non-Competition. The Employee shall not, during the Restricted Period (as defined below), anywhere in the. Restricted. Area (as defined below), engage in or become associated as an employee, consultant, partner, owner, agent, stockholder, officer or director of, or otherwise have a business relationship with, any person or organization engaged in, or about to become engaged in, a business that competes with the business of the Company or any of its subsidiaries as it relates to the Trading Division business. As used herein, the "Restricted Period" shall mean the period commencing on the date hereof and continuing until the date six (6) months after the date of the Employee's termination of employment by the Company for Cause or by the Employee for reason other than Good Reason, and the "Restricted Area" shall mean the United States of America. Notwithstanding the foregoing, this Section 7(c) shall not prohibit the Employee from owning up to 2% of the outstanding shares of any entity that competes with the Company or any of its subsidiaries.

          (d) Non-Solicitation. During the Restricted Period, the Employee shall not solicit for employment on the Employee's own behalf, or on behalf of any other enterprise, any individual who is or has been an employee, agent or independent contractor of the Company during the Restricted Period.

          (e) Confidentiality. During the Restricted Period and thereafter, the Employee shall not, directly or indirectly, disclose to anyone, or use in competition with the Company or any of its subsidiaries, any Confidential Information of or pertaining to the Company, including without limitation, any trade secrets, advertising arrangements, costs, financial data, employee information or information as to organization structure of the Company or any of its subsidiaries. "Confidential Information" shall mean confidential or other proprietary information that is owned by the Company or any of its subsidiaries, including without limitation, hardware and software designs, product specifications and documentation, business and product plans, customer lists, and other confidential business information. Confidential Information shall not include information which: (i) is or becomes public knowledge without any action by, -or involvement of, the Employee in violation of this Agreement; (ii) is disclosed by the Employee with the prior written approval of the Company; or
(iii) is disclosed pursuant to any judicial or governmental order or in any dispute with the Company, provided that the Employee gives the Company sufficient prior notice to contest such order. The Employee shall not disclose to the Company or any of its subsidiaries, use in the Company's or any of its subsidiaries' business, or cause the Company or any of its subsidiaries to use, any confidential or proprietary information or materials of any third party.

     (f) Blue Pencil. The provisions contained in this Section 7 as to the time periods, geographic area and scope of activities restricted shall be deemed divisible, so that if any provision contained in this Section 7 is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

     (g) Enforcement. The Employee agrees and warrants that the covenants contained herein are reasonable, that valid, consideration has been and will be received therefor, and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Employee recognizes that the provisions of this Section 7 are vitally important to the continuing welfare of the Company, and its affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Employee, the Company, and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by the Employee in violation of this Section 7.

          8. Termination of Employment.

          (a) Death or Disability. The Employee's employment under this Agreement shall terminate upon his or her death or disability. Whether the Employee is disabled shall be determined by an independent physician who is selected by the Company with the approval of the Employee, which approval shall not be unreasonably withheld. The Employee shall be deemed to be disabled at the end of any period of 180 consecutive days during which, by reason of physical or mental injury or disease, the Employee has been unable to perform the Employee's usual and customary duties under this Agreement.

          (b) Termination by the Company. The Company may terminate the Employee's employment under this Agreement with or without Cause (as defined below) by giving written notice to the Employee of such termination. In the event of a termination without Cause, the Company shall provide the Employee with at least 30 days' advance written notice of his termination. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment under this Agreement in the event of (i) the Employee's willful and continued failure to perform and to discharge his or her duties and responsibilities under this Agreement for any reason,(other than the Employee's disability) after the Board has provided the Employee with written notice of its intent to terminate his employment under this clause (i) and the Employee has failed to resume the performance of such duties within fifteen (15) days following receipt of such notice, (ii) any other willful misconduct by the Employee that is materially and demonstrably injurious economically to the Company, (iii) the Employee's final conviction of a felony involving moral turpitude, or (iv) the Employee's willful and intentional violation of the provisions of Section 7. For purposes of this Section 8(b), no act, or failure to act, by Employee shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

          (c) Termination by the Employee. The Employee may terminate his or her employment under this Agreement with or without Good Reason (as defined below)

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by giving prior written notice to the Company. If the Employee terminates his or her employment without Good Reason, he or she shall provide the Company with at least 21 days advance written notice of his intent to terminate his or her employment. For purposes of this Agreement, the Employee shall have Good Reason to terminate his or her employment upon (i) the Company's breach of a material provision of this Agreement or (ii) upon the Company providing the Employee with a notice not to renew the Term as contemplated under Section 1 of this Agreement.

          9. Compensation Upon Termination.

          (a) As a Result of Death, Disability, Cause or Resignation. If the Employee's employment under this Agreement is terminated for any reason, then the Employee (or in the case of his or her death, his or her estate or beneficiary, as the case may be) shall be entitled to receive the following benefits (collectively, the "Pre-Termination Benefits"): (i) the amount of his or her Accrued Obligations (as defined below), such amount to be paid in, a single lump sum cash. payment within 15 days of- the date of termination, and
(ii) any payments which the Employee, his or her spouse, beneficiaries or estate may be entitled to receive pursuant to any employee benefits plan or program of the Company. As used in this Agreement, "Accrued Obligations" means, as of the date of termination, (A) any accrued but unpaid Base Salary, (B) any accrued and unpaid expense reimbursements, and (C) any accrued, but unpaid vacation. In addition, in the event of a termination under Section 8(a), the Employee (or his or her estate or beneficiaries, as the case maybe) shall be paid a pro-rata amount of the greater of his or her Minimum Bonus (if applicable) or target Bonus for the year of termination (the "Pro-Rata Bonus").

          (b) By the Company other than for Cause or by the Employee for Good Reason. If, the Company terminates the Employee's employment without Cause or the Employee terminates his or her employment for Good Reason, the Employee shall be entitled to receive the Pre-Termination Benefits and the following benefits (the "Post-Termination Benefits") within fifteen (15) business days following his/her termination of employment:

               (i) a cash amount equal to 50% of the Employee's Base Salary at the highest rate in effect at any time during the twelve (12)-month period prior to the date of termination, payable in a lump-sum; and

               (ii) the Pro-Rata Bonus.

          10. Miscellaneous.

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the successors and assigns of the Company.

          (b) Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when mailed by registered, return receipt requested mail, to the parties at the following addresses (or at such other address as a party may specify by notice to the others):

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               (i)  to the Company, to:

                    Allegheny Energy Supply LLC

                    Richard J. Gagliardi
                    Vice President, Administration
                    Allegheny Energy, Inc.
                    10435 Downsville Pike
                    Hagerstown, MD  21740-1766

               (ii) to the Employee, to:


                    -----------------------------

                    -----------------------------

                    -----------------------------

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

          (c) Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

          (d) Jurisdiction and Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

          (e) Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but shall be enforced to the full extent permitted by law.

          (f) Prior Understandings. This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

          (g) Mitigation. The Employee shall not be required to mitigate' amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due the Employee under this Agreement on account of subsequent employment except as specifically provided herein. Additionally,-amounts owed to the Employee under this Agreement shall not be offset by any claims the Company may have against the Employee and the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

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

          11. Indemnification. The Company agrees that if the Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Employee is or was a trustee, director or officer of the Company or any subsidiary of the Company or is or was serving at the request of the Company or any subsidiary as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, the Employee shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all expenses incurred or suffered by the Employee in connection therewith, and such indemnification shall continue as to the Employee even if the Employee has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

          12. Arbitration. Except as provided for in Section 7 of this Agreement, if any contest or dispute arises between the parties with respect to this Agreement, such contest or dispute shall be submitted to binding arbitration for resolution in, New York; New York in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. The Company shall pay all expenses relating to such arbitration, including, but, not limited to, the Employee's reasonable legal fees and expenses; provided, that, the Employee is victorious on the material claims raised in such dispute; provided, further, that, if the arbitrator determines that the Employee has acted in bad faith and without a reasonable belief that he or she would be successful in the material issues raised in such dispute, the arbitrator may order the Employee to pay the Company's reasonable legal fees in such dispute.

          13. Successors.

          (a) Company' s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company if such successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merge, purchase or otherwise) which executes and delivers the agreement provided for in this
Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) Employee's Successors. No rights ox obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution.

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Upon the Employee's death, this Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Employee's interests under this Agreement. The Employee shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following the Employee's death by giving the Company written notice thereof. In the event of the Employee's death or a judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If the Employee should die following his date of termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Employee, or otherwise to his legal representatives or estate.

          14. Non-Disclosure. Unless otherwise required by applicable law or the rules of any stock exchange or quotation system on which the securities of the Employer are listed, or by legal process, each of the parties to this Agreement shall hold the terms of this Agreement in the strictest confidence and shall not disclose or otherwise make public any of the terms and conditions of this Agreement; provided, that, any disclosure made by Executive to his spouse, attorney(s) or financial adviser(s) shall not be deemed to be a breach of this
Section 14.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                        ALLEGHENY ENERGY SUPPLY LLC


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                        EMPLOYEE

                                        ----------------------------------------

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                                                                       EXHIBIT A

                            Summary of Benefits Plans

     The following benefit plans, programs and arrangements are in effect as of the Commencement Date but are subject to amendment or termination by the Parent and/or the Company from time to time:

     .    Allegheny Energy Retirement Plan
     .    Allegheny Energy Supplemental Executive Retirement Plan
     .    Allegheny Energy Employee Stock Ownership and Savings Plan
     .    Allegheny Energy Flexible Benefits Program
          .    Allegheny Energy Medical Plan
          .    Allegheny Energy Dental Plan
          .    Allegheny Energy Long-term Disability Plan
          .    Allegheny Energy Health Care Flexible Spending Account Plan
          .    Allegheny Energy Dependent Care Flexible Spending Account Plan
     .    Allegheny Energy Group Life Insurance Plan
     .    Group Universal Life Program
     .    Allegheny Energy Travel Accident Insurance Plan
     .    Allegheny Energy Death Benefit Plan
     .    Allegheny Energy Separation Allowance Plan
     .    Allegheny Energy Sick Pay Plan
     .    Allegheny Energy Vacation and Personal Convenience Time
     .    Allegheny Energy Executive Compensation Plan
     .    Miscellaneous Benefits Programs, including, but not limited to:
          .    Personal Computer Loan Program
          .    Allegheny Energy Scholarship Program
          .    Educational Assistance Program

                                                                       EXHIBIT B

                              EXECUTIVE SUMMARY OF
                           ALLEGHENY ENERGY SUPPLY LLC
                                   OPTION PLAN

   This is only a summary of some of the more important terms of the proposed
    Plan. The actual grants to participants will be governed by the terms of
          The Plan document and the individual award agreements between Allegheny Energy Supply LLC and participants; provided, that, such terms and conditions SHALL NOT be inconsistent with the terms and conditions of an employee's individual employment agreement.

          1. Purpose.

     This Plan is intended to serve as a vehicle under which Allegheny Energy Supply LLC (the "Company") can offer to designated employees, directors and consultants the opportunity to obtain equity interests in the Company through the grant of options to purchase membership interests in the Company. The Plan will (i) serve as a tool for recruiting and retaining top talent, (ii) allow eligible individuals to share the benefits of future growth in the value of the Company and (iii) better align the financial interests of participants with those of the Company's shareholders.

          2. Plan Administration; Equity Interests Authorized.

     The Plan will be administered by the Board of Directors of the Company (the "Board"), except that the Board may delegate some or all of this authority to a Board committee or one or more officers of the Company. The Board will be responsible for, among other things, selecting the participants who will receive options under the Plan and establishing the terms and conditions of each option which shall not be inconsistent with- the terms and conditions of an individual's employment agreement. In determining option grants for employees other than Mr. Gordon, the Board will consult with and act upon the recommendations of Mr. Gordon. A total of 1.25% of the equity interests in the Company on the closing date (calculated on a fully diluted basis and after taking into account all options granted by the Company and all equity granted or contemplated to be granted to Merrill Lynch as contemplated by the Purchase Agreement) will be reserved for issuance under the Plan. These equity interests will have the same rights and privileges as those held by Allegheny Energy, Inc.

          3. Terms of Options to be Awarded.

     The following is a brief description of the options to be granted under the
Plan:

     . The Board, after consultation with Mr. Gordon as contemplated above, will determine the terms and conditions of the options, within certain guidelines set forth in the Plan and individual employment agreements.

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

     . All recipients of options will be required to sign an option agreement that (along with the Plan) will contain all of the terms and conditions applicable to the options which shall not be inconsistent with the terms and conditions of an individual's employment agreement.

     . The options granted under the Plan will be non-qualified options or, if permitted by law, incentive stock options to the maximum extent permitted by law.

     . The options will have a ten-year term (subject to earlier expiration on termination of employment, as described below). The exercise price of each option will be equal to the fair market value on the date of grant of the membership interest subject to the option. For the initial grants, the exercise price will be based on a $5.75 billion valuation for the Company, which shall be deemed the fair market value of the Company on the grant date.

     . The options will become vested and exercisable in substantially equal installments on each of the first two anniversaries after the date of grant. There will be accelerated vesting on all options: (i) in the event of a change in control or (ii) if the employee's employment is terminated fey the Company without Cause or by the employee with Good Reason (as such terms are defined in any employee's employment agreement). Upon an IPO, 50% of each employee's options will vest on an accelerated basis.

     . If an employee is terminated for Cause (other than pursuant to clause (i) of the definition of Cause in the employee's employment agreement), all options (whether or not vested) will automatically terminate as of the date of termination. If the employee's employment should terminate by reason of death, retirement or disability, all unvested options will terminate as of such termination of employment and all vested options will remain exercisable for 12 months following such termination of employment. If the employee's employment should terminate for any other reason, all unvested options will terminate as of such termination of employment and all vested options will remain exercisable for (X) if such termination should occur prior to an IPO, the longer of (1) 6 months following such termination of employment or (2) 30 days after any date in which the employee is not restricted from exercising the option or (Y) if such termination should occur on or after an IPO, the longer of (1) 3 months following such-termination of employment or (2) 30 days after any date in which the employee is not .restricted from exercising the option.

     . In the event of any change in the outstanding membership interest units of the Company by reason of any share (or unit) dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares (or units) or other corporate change (e.g., if the Company becomes a corporation, the interests shall be converted into common stock in the most tax efficient manner as is reasonably possible), or any, distribution to holders of the shares (or units) other than regular cash dividends, the number and kind of shares (or units) subject to any outstanding Option granted hereunder and the exercise price thereof shall be adjusted by the Board to preserve the value of such Options.

     . Prior to an IPO, employees will be permitted to borrow the exercise price and any withholding taxes from the Company, with interest at the prevailing rate

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for a fully secured note to purchase equity securities. The loan will be 100%
recourse as to interest and 50% recourse as to principal, and will be fully secured by the purchased interests. It will have a term of up to five years with no required amortization or prepayment right prior to the maturity date.

          4. Restrictions on Membership Interests.

     Membership interests issued upon the exercise of options will be subject to the following terms and conditions:

     . All interests issued upon the exercise of options will be subject to transfer restrictions that are customary for a private company. The Company will have a "right of first refusal" with respect to any proposed sale of shares.

     . All options, whether or not vested, will expire if the participant violates noncompetition, confidentiality or similar obligations to the Company and, in the event of any such violation, the participant will be obligated to pay back to the Company any option gains realized during the prior six months.

     . Each participant who is granted an award under the Plan must agree to cooperate fully with the Company and underwriters in connection with any public offering of the Company's securities.

     . If Allegheny Energy, Inc. proposes to sell 50% or more of the outstanding equity interests to a third party, then it may compel participants to sell to the same buyer a proportionate number of interests (bring-along right). Employees will have the right to participate on a proportionate basis in any such transaction (tag-along right).

     . Upon an employee's termination of employment for any reason and if prior to an IPO, the employee may elect to require the Company to purchase, for their Fair Market Value (defined below) his membership interests within the later of
(i) 180 days of the employee's termination of employment or (ii) 30 days following the date in which the option has been fully exercised (or ceases to be exercisable). Such period shall be stayed (not longer than 6 months) for the period determined by the Company's auditors such that such repurchase does not require the Company to take a compensation expense for financial accounting purposes. If such put right is .not exercised by the employee, then at any time thereafter prior to an IPO the Company shall have the right to elect to require the employee to sell the membership interests to the Company for their Fair Market Value. Upon any repurchase of interests as set forth above, the purchase price will be payable (with interest) in eight quarterly installments over two years.

     . Prior to an IPO, the "Fair Market Value" of the Company shall mean the P/E Valuation. For purposes of this Agreement, the "PIE Valuation" shall mean the product of (A) and (B), where (A) is equal to the trailing 12 months' earnings of the Company (excluding any one-time, non-recurring or extraordinary items) and (B) is equal to the Industry P/E (as defined below). For purposes of the Plan, the "Industry P/E" shall mean the average of the actual price to earnings ratios, using prices and trailing 12-month earnings (excluding any one-time, non-recurring or extraordinary items) at the end of the month prior to the calculation, for all generating companies that have been created through an initial public offering or spinoff of generation from companies, which prior to the initial public offering or spinoff, were predominately regulated electric or electric and gas companies ("Utility GENCOs"). By way of example, if such calculation were performed today, Utility GENCOs would include Southern Energy, Inc., NRG Energy, Inc. and Orion Power Holdings, Inc. Notwithstanding the foregoing, within 30 days of the relevant valuation date, either party or both may challenge the valuation of the Company based on the P/E Valuation by providing written notice to the other party. In the event of such a challenge, the Fair Market Value of the Company shall be determined as set forth below.

     . If a challenge to the P/E Valuation is made as set forth above, the "Fair Market Value" of the Company shall mean, as of any date, the fair market value of all of the Company's equity securities determined as of the applicable date on the basis of an assumed sale of all of the Company's equity securities in an arms' length private sale between a willing buyer and a willing seller, neither acting under compulsion, as determined by an independent third party appraiser mutually acceptable to the Company and the employee (which determination shall take into account all relevant factors determinative of value, but without any discount for lack of liquidity); provided, that, if the parties are unable to agree on an independent appraiser within 15 days of a determination date, the appraiser shall be a nationally recognized investment banking firm selected jointly by the investment banker that was proposed by the Company and the investment banker that was proposed the employee. If the determination of the investment banker is within, from and including, 90% to through 110% of the P/E Valuation determined as set forth above, the P/E Valuation shall be used to determine the Fair Market Value of the Company and the party that made the challenge shall pay all of the expenses of such investment banker and if both parties made such a challenge, the expenses shall be borne solely by the Company. If the investment banker's valuation of the Company is not within such parameters, the determination of such investment banker as to Fair Market Value shall be final and binding upon the Company and the employee and the expenses of such investment banker shall be borne by the unsuccessful party in such challenge; provided, that, if both parties have mutually agreed to challenge the results, the expenses shall be borne solely by the Company. Notwithstanding the foregoing, if an employee challenges a P/E Valuation and as a result an independent appraisal is completed, then the Fair Market Value used for that employee shall apply to any other employee whose termination of employment occurs within 12 months following the effective date of such appraisal unless such other employee can demonstrate to the reasonable satisfaction of the Board that changes in circumstances have rendered such appraisal materially inaccurate.

                            AMENDMENT AND ASSIGNMENT
                             OF EMPLOYMENT AGREEMENT

                                 March 28, 2002

          The parties to this Amendment and Assignment of Employment Agreement (the "Amendment and Assignment") are Allegheny Energy, Inc., a Maryland corporation ("Allegheny Energy"), Allegheny Energy Supply LLC, a Delaware limited liability company ("Supply") and a majority-owned subsidiary of Allegheny Energy, and a successor to Allegheny Energy Global Markets LLC, a Delaware limited liability company, (the "Global Markets"), Allegheny Energy Service Corporation, a Maryland corporation (the "Employer") and a wholly-owned subsidiary of Allegheny Energy, and Aarif Kassam (the "Executive").

          Supply and the Executive entered into an Employment Agreement, dated January 3, 2001 (the "Employment Agreement"). Subsequently, Supply and the Executive agreed to amend and assign the Employment Agreement to Global Markets, subject to Supply's guarantee of Global Markets' obligations under the Employment Agreement. The Employment Agreement provides for the grant of certain options to the Executive to acquire membership interests in Supply. As of the date of this Amendment and Assignment, Allegheny Energy is granting an option to the Executive to acquire shares of Allegheny Energy, Inc. common stock pursuant to the terms of a Stock Option Notice and subject to the provisions of the Allegheny Energy, Inc. Long Term Incentive Plan (the "Allegheny Energy Option"). In consideration of the Allegheny Energy Option, the Executive agrees to waive any and all rights to, and disclaim any and all interests in, any options to purchase an interest in Supply as described in or otherwise contemplated under the Employment Agreement and any such options shall be deemed canceled and void, ab initio.

          Further, the parties deem it desirable for the Executive to be employed by the Employer instead of Global Markets, effective as of January 1, 2002, under equivalent terms and conditions to those set forth in the Employment Agreement, as amended herein and as it may be amended from time to time.

          Accordingly, intending to be legally bound, the parties acknowledge and agree that:

          1. Section 6 of the Employment Agreement is deleted and all references in the Employment Agreement to Section 6 are deleted and of no further effect. The Executive agrees and acknowledges that any grant or other issuance of any option to purchase an interest in Supply, whether pursuant to the Employment Agreement or otherwise, is hereby canceled and void, ab initio.

          2. Exhibit B attached to the Employment Agreement is deleted in its entirety and all references in the Employment Agreement to Exhibit B are deleted.

          3. Supply hereby assigns its rights and obligations under the Employment Agreement to the Employer, effective January 1, 2002, and the Executive hereby consents to such assignment.

          Notwithstanding the assignment set forth in the preceding paragraph, Supply irrevocably guarantees to the Executive the prompt performance and payment of the obligations of the Employer to the Executive under the Employment Agreement, including without limitation, the indemnification provided for in
Section 11 of the Employment Agreement. This is a guarantee of performance and payment and not of collection only, and recourse may be had in the first instance against Supply without first proceeding against the Employer. The obligations of the Employer under this guarantee shall not be affected or impaired by reason of the happening from time to time of any event, including, without limitation, any of the following: (i) any failure, omission or delay on the part of Executive to enforce, assert or exercise any right conferred on the Executive in the Employment Agreement or otherwise or (ii) any bankruptcy, insolvency or reorganization of, any arrangement or assignment for benefit of creditors by, or any trusteeship with respect to the Employer or any of its assets. Supply shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or stock Supply to expressly assume the guarantee and to fulfill the obligations hereunder as if no succession had taken place.

          4. Section 13(a) of the Employment Agreement is hereby deemed amended to the extent necessary to give full effect to the assignment contemplated by
Section 3 of this Amendment and Assignment.

          5. Except as expressly amended above, the terms and conditions of the Employment Agreement shall continue in full force and effect.

          The foregoing Amendment and Assignment is hereby accepted and the terms and conditions thereof hereby accepted and agreed to by the undersigned.


                                       ALLEGHENY ENERGY, INC.


                                       By:
                                           -------------------------------------
                                           Senior Vice President


                                       ALLEGHENY ENERGY SUPPLY LLC


                                       By:
                                           ------------------------------------
                                           President and Chief Operating Officer


                                       ALLEGHENY ENERGY SERVICE CORPORATION


                                       By:
                                           ------------------------------------
                                           Senior Vice President


                                       EXECUTIVE


                                       By:
                                           ------------------------------------

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